Exhibit 99.1

News Release

EDITORIAL/READER CONTACT:

Michael G. Potter

Chief Financial Officer

Lattice Semiconductor Corporation

503-268-8000

David Pasquale

Global IR Partners

914-337-8801

lscc@globalirpartners.com

LATTICE SEMICONDUCTOR APPOINTS DARIN BILLERBECK

PRESIDENT AND CEO

30 Year Veteran of Intel, AMD and Zilog to Lead Lattice’s Continued Growth

HILLSBORO, OR - October 12, 2010 - Lattice Semiconductor Corporation (NASDAQ: LSCC) today announced that its Board of Directors has appointed Darin G. Billerbeck as the Company’s President and Chief Executive Officer, effective November 8, 2010. Billerbeck, a 30 year technology industry veteran with Intel and AMD, most recently served as the Chief Executive Officer of Zilog, which was acquired by IXYS Corporation.

“I want to thank the Board of Directors for its confidence in selecting me to lead Lattice,” said Billerbeck. “Lattice has successfully differentiated itself through its innovative FPGA, PLD, and programmable Mixed Signal solutions. The Company’s compelling product roadmap of low-power and high-value programmable solutions will certainly give us an even stronger competitive edge moving forward. I look forward to building deeper relationships with our customers worldwide and am particularly excited to work with the team of talented individuals Lattice has attracted to achieve the next phase in the Company’s growth.”

Billerbeck was appointed as Zilog’s President and CEO in January 2007. Prior to joining Zilog, Billerbeck served 18 years in various executive and management positions at Intel. From 1999 to 2007 he was Vice President and General Manager of the Flash Products Group, managing a $2 billion business and directing the efforts of over 7,000 employees worldwide. In that position, he was responsible for developing and implementing Intel’s Flash and Wireless strategic business plans.

From 1993 to 1999 Billerbeck led several key engineering functions for Intel’s Flash Products Group including Director of Design Engineering, Director of Packaging and Test Technology, and Director of Operations. Between these roles Billerbeck was responsible for product development and many aspects of production. From 1988 to 1993 Billerbeck worked in various other production focused engineering roles at Intel. From 1981 to 1988 Billerbeck worked for Advanced Micro Devices in process technology development.

“Lattice has established multiple product leadership positions and placed itself on a much firmer financial footing,” said Patrick Jones, Chairman of the Lattice Board of Directors. “Darin’s proven track record at the semiconductor industry’s largest companies and in growth environments, combined with his deep R&D experience, give him the ideal background for success at Lattice. We look forward to him driving best in class execution of our strategic roadmap and continuing to maximize the return for our stakeholders.”

Safe Harbor

Statements in this news release looking forward in time are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements, including statements relating to the Company’s attainment of an even stronger competitive edge, building deeper relationships with customers, achieving the next phase in the Company’s growth, best in class execution of the Company’s strategic roadmap and continued maximization of stakeholder returns, involve risks and uncertainties, including risks relating global economic conditions and uncertainty, the concentration of our sales in the communications equipment end market, particularly as it relates to the concentration of our sales in the Asia Pacific region, market acceptance and demand for our new products, the impact of competitive products and pricing and other risk factors detailed in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from forward-looking statements.

About Lattice Semiconductor

Lattice is the source for innovative FPGA, PLD, programmable Power Management and Clock Management solutions. For more information, visit www.latticesemi.com.

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Lattice Semiconductor Corporation, Lattice (& design), L (& design) and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.

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